Exhibit 13

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of Hutchison Telecommunications International Limited (the “Company”) on Form 20-F for the year ending December 31, 2004 (the “Report”), we, Dennis Pok Man Lui and Tim L. Pennington, Chief Executive Officer and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. § 1350, promulgated under Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 23, 2005

/s/ Dennis Pok Man Lui
Name:	Dennis Pok Man Lui
Title:	Chief Executive Officer

/s/ Tim L. Pennington
Name:	Tim L. Pennington
Title:	Chief Financial Officer